UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 24, 2007
Date of report (Date of earliest event reported)

       TOOTSIE ROLL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its charter)



        Virginia
(State or Other Jurisdiction of Incorporation)

        001-01361
(Commission File Number)

        22-1318955
(I.R.S. Employer Identification No.)

 7401 South Cicero Avenue, Chicago, Illinois  60629
(Address of Principal Executive Offices)   (Zip Code)

        773-838-3400
(Registrant's Telephone Number, Including Area Code)

        Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [__]  Written communications pursuant to Rule 425 under the Securities Act
              (17 CFR 230.425)

     [__]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
             (17 CFR 240.14a-12)

     [__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

    On April 24, 2007, Tootsie Roll Industries, Inc. issued a press release
(the "release") announcing its results of operations and financial condition for the first quarter ended March 31, 2007. A copy of the release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

    The information in the release and in this Item 2.02 is "furnished" and not "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. Such information may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references such information.

Item 9.01.	Financial Statements and Exhibits.

(c) The following exhibit is furnished with this report:

Exhibit 99.1     Press Release of Tootsie Roll Industries, Inc., dated
                 April 24, 2007.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under-signed thereunto duly authorized.


April 24, 2007                   TOOTSIE ROLL INDUSTRIES, INC.

                            By:  /S/G. HOWARD EMBER, JR.
                                 G. Howard Ember, Jr.
                                 Vice President/Finance and
                                 Chief Financial Officer



EXHIBIT INDEX

Exhibit No.                Description

99.1   Press Release of Tootsie Roll Industries, Inc., dated April 24, 2007.


Tootsie Roll Industries, Inc.
7401 South Cicero Avenue
Chicago, IL  60629
Phone 773/838-3400
Fax   773/838-3534

Press Release

STOCK TRADED:  NYSE           FOR IMMEDIATE RELEASE
TICKER SYMBOL: TR             Tuesday, April 24, 2007

Chicago, ILLINOIS - April 24, 2007 - Melvin J. Gordon, Chairman, Tootsie Roll Industries, Inc. reported first quarter 2007 sales and earnings. First quarter 2007 sales were $92,914,000 compared to $103,822,000 in first quarter 2006, a decrease of $10,908,000 or 10.5%. First quarter 2007 net earnings were $9,811,000 compared to $12,361,000 in first quarter 2006, and earnings per share were $.18 and $.22 per share in 2007 and 2006, respectively, a decrease of $.04 per share or 18%.

Mr. Gordon said, "The first quarter 2007 sales decline reflects the timing of shipments and inventory adjustments of certain national account customers, the conclusion of a contract in the prior year first quarter 2006 to manufacture product under a private label for a third party, a non-recurring sale of certain inventory to a new foreign distributor in the prior year first quarter 2006, some acceleration of customer purchases in prior year first quarter 2006 in advance of announced price increases, and a generally softer sales and business environment. Results for first quarter 2007 were adversely affected by lower sales and higher input costs relating to major ingredients, packaging materials, and freight and delivery. Although the Company took actions and implemented programs, including price increases, in 2006 and 2007 to restore margins that have declined due to higher input costs, the Company has not been able to fully recover the ongoing input cost increases in first quarter 2007. The Company's per share earnings did benefit from common stock purchases in the open market in 2006 resulting in fewer shares outstanding."



                          TOOTSIE ROLL INDUSTRIES, INC.
                       CONSOLIDATED STATEMENTS OF EARNINGS
                           FOR THE FIRST QUARTER ENDED
                         MARCH 31, 2007  &  APRIL 1, 2006

                                    FIRST QUARTER ENDED
                                   2007             2006

Net Sales                     $   92,914,000    $ 103,822,000

Net Earnings                  $    9,811,000    $  12,361,000

* Earnings                         $ .18            $ .22


* Average Shares Outstanding      55,297,000       56,302,000




* Based on average shares outstanding adjusted for 3% stock dividends distributed April 12, 2007 and April 13, 2006.